Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated December 15, 2016 (January 20, 2017, as to the effects of the reverse stock split described in Note 1) relating to the consolidated financial statements of ProPetro Holding Corp. and subsidiary appearing in the prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such prospectus.

DELOITTE & TOUCHE LLP

Houston, Texas

February 6, 2017